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                                                                     EXHIBIT 1



                             VOTING TRUST AGREEMENT
                      Relating to Shares of Common Stock of
                                GIANT GROUP, LTD.


         This Voting Trust Agreement (the "Agreement") is made and entered into as of this 10th day of August, 1999 by and among GIANT GROUP, LTD., a Delaware corporation (the "Company"), Burt Sugarman, acting in his capacity as Chairman of the Board of the Company, as trustee (the "Trustee") and Glenn Sands ("Sands").

         WHEREAS, the parties hereto desire to record their arrangement with respect to the shares of common stock, par value $.01 per share, of the Company owned by Sands.

         NOW, THEREFORE, in consideration of the premises and the agreements contained herein, the parties hereto agree as follows:

         1.       Certain Definitions.

                  (a) Additional Giant Common Stock shall have the meaning set forth in the Agreement and Plan of Merger dated as of December 4, 1998, by and among Giant PS/ACQ Corporation, a Delaware corporation, Periscope Sportswear, Inc., a Delaware corporation and the Company.

                  (b) Board means the Board of Directors of the Company.

                  (c) Common Stock means the common stock of the Company, par value $0.01 per share.

                  (d) Holder means Sands and any transferee for whom shares of Common Stock are held hereunder by the Trustee.

                  (e) Officer means the Chief Executive Officer, the President, the Treasurer, the Chief Financial Officer, the Controller, the Secretary or any Vice-President of the Company.

                  (f) Officer's Certificate means a certificate signed by two Officers of the Company that complies with the requirements of this Agreement.

                  (g) Opinion of Counsel means a written opinion from legal counsel (such counsel may be an employee of or counsel to the Company or the Trustee) that complies with the requirements of this Agreement.



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                  (h) Person means in addition to such person, all of the
following persons:

                           (i) any relative or spouse of such person, or any relative of such spouse, any one of whom has the same home as such person;

                           (ii) any trust or estate in which such person
                  collectively owns ten (10%) percent or more of the total beneficial interest or of which any of such persons serve as trustee, executor or in any similar capacity; and

                           (iii) any corporation or other organization (other
                  than the issuer) in which such person or any of the persons specified in (i) are the beneficial owners collectively of ten (10%) percent or more of any class of equity securities or ten percent or more of the equity interest.

                  (i) Shares means the Holder's Shares and the Additional Shares collectively, as adjusted pursuant to Section 8 hereto.

                  (j) Trust Certificate means a Voting Trust Certificate representing an interest in the Voting Trust, substantially in the form of Schedule A attached hereto (with such modification as may be appropriate).

                  (k) Voting Trust means the voting trust created by this Agreement.

         2. Transfer of Holder's Shares to Trustee. The Holder hereby assigns and delivers or has caused to be assigned and delivered to the Trustee to be held pursuant to this Agreement all 721,386 shares of Common Stock, which constitute all shares of Common Stock of which Holder is the beneficial owner (not including Shares underlying stock options exercisable within sixty (60) days of the date hereof) (the "Holder's Shares"). Holder shall take all action and execute all documents as may be necessary in order to deliver the Holder's Shares to the Trustee and to transfer the Holder's Shares to the Trustee on the books of the Company.

         3. Transfer of Additional Shares to Trustee. In the event additional shares of Common Stock are acquired by Holder after the date of this Agreement (the "Additional Shares") by reason of the exercise of stock options or warrants or the acquisition of any additional shares of Common Stock, including but not limited to the acquisition of the Additional Giant Common Stock, the Holder shall assign and deliver or cause to be assigned and delivered to the Trustee to be held pursuant to this Agreement all such Additional Shares within three (3) business days of Holder's acquisition thereof. Holder shall take all action and execute all documents as may be necessary in order to transfer the Additional Shares to the Trustee on the books of the Company.

         4. Transfer on Books of Company. The Trustee shall cause all Shares transferred to or deposited with him in his capacity as Trustee, to be transferred to the Trustee on the books of


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the Company and will issue and deliver to the Holder a Voting Trust Certificate for the number of Shares so transferred to the Trustee pursuant to this Agreement.

         5.       Voting; Powers.

                  (a) At all times prior to the termination of the Voting Trust, subject to Section 5(b), the Trustee shall have the sole and exclusive right to vote the Shares or give written consent, in person or by proxy, at all meetings of stockholders of the Company, and in all proceedings in which the vote or consent, written or otherwise, of the holders of Shares may be required or authorized by law.

                  (b) The Trustee shall vote all Shares: (i) in any election of directors, in favor of the management slate of nominees and (ii) on any other matters which may come before the Company's stockholders in accordance with the recommendations of the Board, provided that in the event the Board makes no recommendation as to a particular matter, the Trustee shall vote (or give consent with respect to) the Shares in the same manner and in the same proportions as all other shares of Common Stock not subject to this Agreement are voted.

         6.       Transfer Restrictions.

                  (a) The Shares or Trust Certificates may not be sold, assigned, hypothecated, transferred, pledged, encumbered, gifted, attached, levied, or otherwise disposed of or alienated, voluntarily or involuntarily by the Holder, except in accordance with the terms and conditions of this Agreement.

                  (b) The provisions of Section 6(a) hereof shall not apply to transfers of the Trust Certificates and the corresponding interests in the Voting Trust, provided that any Holder of Trust Certificates and the corresponding interests in the Voting Trust shall hold such certificates and interests subject to this Agreement and further provided such transfers are limited to the following:

                           (i) Transfers by operation of law, descent or succession;

                           (ii) Transfers by pledge or hypothecation to a
                  financial institution or broker, provided that the terms of such pledge or hypothecation shall not prohibit the Trustee from exercising his rights pursuant to this Agreement; and

                           (iii) Transfers with the written consent of the
                  Board, which may be granted or withheld by the Board in its sole discretion.

                  (c) The provisions of Section 6(a) hereof shall not apply to the sale of Shares if the Holder delivers to the Trustee evidence satisfactory to the Trustee, in his exercise of reasonable judgment, that the Holder has disposed of such Shares pursuant to Rule 144 or its


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then equivalent promulgated under the Securities Act of 1933, as amended (the
"Sold Shares"). Upon receipt of such satisfactory evidence, the Trustee shall deliver to the Holder or Holder's designee, certificates representing the Sold Shares, duly endorsed for transfer, in exchange for Trust Certificates representing the Sold Shares, duly endorsed for transfer. Upon delivery by the Trustee of the Sold Shares to the Holder or Holder's designee, the Sold Shares shall no longer be subject to this Agreement.

         7. Dividends. If the Company shall pay or issue dividends or make other contributions with respect to the Shares, the Trustee shall accept and receive such dividends and distributions. Any such dividends or distributions will be distributed immediately to the Holder; provided, however, that if such dividend or distribution is in shares of Common Stock or other voting securities of the Company, such shares or other securities shall be held by the Trustee pursuant to this Agreement and the Trustee shall issue an additional Trust Certificate or Certificates to the Holder. The Trustee may, if required by applicable law, require an IRS Form W-9 or other appropriate form from the Holder as a condition to making any payment or distribution to the Holder without deduction.

         8. Adjustment in Shares. In the event there is an increase in the number of Shares by reason of a stock split or dividend or a decrease in the number of Shares because of a contraction of Shares or a change in the number of outstanding Shares as a result of some other recapitalization in which the Company receives no consideration for the issuance of the additional or reduced number of Shares, the new additional or adjusted number of Shares shall be held by the Trustee and a new Trust Certificate representing the appropriate changed number of Shares shall be issued to the Holder upon surrender of the then existing Trust Certificates.

         9. Merger, etc. If the Company shall (i) merge, (ii) consolidate or
(iii) dissolve following the sale of all or substantially all of the assets of the Company, and shares of capital stock or other voting securities of another corporation are issued in payment or exchange for Shares and if following any such transaction the stockholders of the Company hold a majority of the voting power of the surviving corporation or the directors of the Company constitute a majority of the directors of the surviving corporation, the shares or other securities of the surviving corporation held by the Holder shall automatically be and become subject to the terms of this Agreement and be held by the Trustee hereunder in the same manner and upon the same terms as the Shares, and in such event the Trustee shall issue to the Holder new Trust Certificates in lieu of the old Trust Certificates for the appropriate number of shares and other voting securities of such other corporation.

         10. Successor Trustee. There shall initially be one Trustee, who shall be Burt Sugarman. Upon the then Trustee ceasing to be the Chairman of the Board (a "Substitution Event"), the Board shall appoint the then Chairman of the Board to act as successor Trustee. In the event a successor Trustee shall not have been appointed within 30 days of the Substitution Event, the Company or Holder may petition a court of competent jurisdiction to appoint a


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successor, who shall be a member of the Board (other than Sands, or any other
Holder if he or such Holder is at that time a member of the Board).

         11. Acceptance of Trustee; Trustee May Own Shares. The Trustee hereby accepts the trust created hereby and agrees to carry out the terms and provisions hereof. Nothing in this Agreement shall prevent the Trustee from owning shares of Common Stock, options to purchase shares of Common Stock or other securities of the Company in his individual capacity or in any capacity other than as Trustee hereunder.

         12. Expenses. Reasonable expenses lawfully incurred in the administration of the Trustee's duties hereunder shall be reimbursed to him by the Company.

         13. Notices. All notices, reports, statements, consents and other communications directed to the Trustee from the Company shall be forwarded promptly by the Trustee to the Holder. All notices, notices of sale, election, consents and other communications required herein shall be given in writing by overnight courier, telegram or facsimile transmission and shall be addressed, or sent, to the appropriate address as set forth beneath the signature of each party hereto.

         14. Termination. (a) This Voting Trust shall terminate upon the earlier to occur of the following:

                           (i) five (5) years from the date hereof, subject to
                  extensions in accordance with Section 218 of the Delaware Corporation Law, or

                           (ii) the election of the Board, in its sole
                  discretion, to terminate the Voting Trust.

                  (b) Upon the termination of the Voting Trust the Holder shall surrender his Trust Certificates to the Trustee, and the Trustee shall deliver to the Holder certificates for Shares properly endorsed for transfer (to the extent possible), equivalent to the number of Shares represented by the respective Trust Certificates surrendered.

         15. Certain Calculations. For purposes of this Agreement, the Holder registered on the records of the Trustee as owing Trust Certificates representing Shares shall, in respect of such ownership, be deemed to be the Holder of Trust Certificates representing the number of shares of voting capital stock of the Company that the Trustee, acting on behalf of such Holder, may acquire, whether by conversion, subscription or otherwise, pursuant to or by reason of ownership of such Shares.

         16. Counterparts. This Agreement may be executed in multiple counterparts all of which counterparts together shall constitute one agreement. Upon execution of this Agreement and the establishment of the Voting Trust, a copy of this Agreement shall be filed in the


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registered office of the Company in the State of Delaware and the Agreement
shall be open to inspection in the manner provided for inspection under the laws of the State of Delaware.

         17. Choice of Law. This Agreement is intended by the parties to be governed and construed in accordance with the laws of the State of Delaware without regard to conflicts of laws principles.

         18. Bond. The Trustee shall not be required to provide any bond to secure the performance of his duties hereunder.

         19. Severability. In case any provision in this Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

         20. Amendment. This Agreement may only be amended by the written consent of the Company, the then Holder(s) and the then Trustee.

         21.      Rights of Trustee.

                  (a) The Trustee may rely on any document he believes to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in any such document.

                  (b) Before the Trustee acts or refrains from acting, he may require an Officers' Certificate or an Opinion of Counsel, or both. The Trustee shall not be liable for any action he takes in good faith in reliance on such Officers' Certificate or Opinion of Counsel. The Trustee may consult with counsel, and advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by him under this Agreement in good faith and in reliance on such advice or opinion.

                  (c) The Trustee shall not be liable for any act or omission to act which is in good faith and does not constitute gross negligence or willful misconduct.

         22. Trustee's Disclaimer. The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Agreement; and he shall not be accountable for voting the Shares, paying any dividends received from the Company or releasing any Shares from the Voting Trust, provided, that such vote, payment or release is performed in accordance with the provisions of this Agreement.


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         IN WITNESS WHEREOF, the parties hereto has caused this Agreement to be executed as of the date first above written.



                                  TRUSTEE



                                  By: /s/ Burt Sugarman
                                     ------------------------------------
                                  Name:  Burt Sugarman
                                  Title:  Chairman of the Board,
                                  GIANT GROUP LTD.
                                  9000 Sunset Boulevard
                                  16th Floor
                                  Los Angeles, CA 90069
                                  Facsimile No.:  (310) 273-5249


                                  HOLDER


                                  /s/ Glenn Sands
                                  ---------------------------------------
                                  Name:  Glenn Sands

                                  ---------------------------------------

                                  ---------------------------------------

                                  ---------------------------------------
                                  Address


                                  GIANT GROUP LTD.


                                  By: /s/ Burt Sugarman
                                     ------------------------------------
                                  Name:  Burt Sugarman
                                  Title:  Chairman and Chief Executive
                                          Officer
                                  9000 Sunset Boulevard
                                  16th Floor
                                  Los Angeles, CA 90069
                                  Facsimile No.:  (310) 273-5249



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                                   SCHEDULE A

         THE TRANSFER OF THIS VOTING TRUST CERTIFICATE IS SUBJECT TO TERMS AND CONDITIONS SET FORTH IN THE VOTING TRUST AGREEMENT DATED AS OF JULY __, 1999, A COPY OF WHICH HAS BEEN FILED IN THE REGISTERED OFFICE IN THE STATE OF DELAWARE OF GIANT GROUP, LTD., A DELAWARE CORPORATION (THE "CORPORATION"). SUCH COPY IS OPEN TO INSPECTION DAILY DURING BUSINESS HOURS BY ANY STOCKHOLDER OF THE CORPORATION OR ANY BENEFICIARY OF THE VOTING TRUST PURSUANT TO SUCH VOTING TRUST AGREEMENT.

                                GIANT GROUP, LTD.
                            VOTING TRUST CERTIFICATE

Certificate No. ____                                         No. of Shares ____

         This certifies that _____________ ("Holder") has transferred to the undersigned Trustee or is otherwise the beneficial owner of the above-stated number of voting shares of Common Stock, $.01 par value per share, of GIANT GROUP, LTD., a Delaware corporation (the "Corporation"), to be held by the Trustee pursuant to the terms of the Voting Trust Agreement dated as of July __, 1999 (the "Voting Trust Agreement"), a copy of which agreement has been delivered to the above-named Holder and filed in the registered office of the Corporation in the State of Delaware. The Holder, or his registered assigns, will be entitled (i) to receive payments equal to any and all cash dividends collected by the Trustee on the above-stated number of shares, (ii) to receive all other dividends or distributions except to the extent that property received is required to be deposited in the trust created by the Voting Trust Agreement, and (iii) to the delivery of a certificate or certificates for that number of shares on the termination of the Voting Trust Agreement, in accordance with its provisions.

         This Voting Trust Certificate is transferable on the books maintained by the Trustee at the principal office of the Trustee by the Holder hereof, in person or by a duly authorized attorney, and upon surrender hereof; and until so transferred the Trustee may treat the registered Holder hereof as the absolute owner hereof for all purposes.

         The Holder, by the acceptance of this Voting Trust Certificate, agrees to be bound by all of the provisions of the Voting Trust Agreement as fully as if the terms were set forth in this Voting Trust Certificate.

         EXECUTED this __ day of July, 1999.




                                TRUSTEE

                                By:
                                   -------------------------------------------
                                Name:  Burt Sugarman
                                Title:  Chairman of the Board, Giant Group Ltd.




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          [Form of Assignment for Reverse of Voting Trust Certificate]


         For value received, ___________________________ hereby sells, assigns, and transfers unto ________________________ the within Voting Trust Certificate and all rights and interests represented thereby, and does hereby irrevocably constitute and appoint ________________ attorney to transfer such Voting Trust Certificate on the books of the within-named Trustee with full power of substitution in the premises.


Dated:_______________________


Signed:______________________
                Name:


(Name must appear exactly as set forth
on the face of this Certificate)


[Signature Guarantee]




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